UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant

To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

NITAR TECH CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-127170	94-0476582
State or other jurisdiction of incorporation	Commission File Number	I.R.S. employer identification number

3950 Worthview Place

MISSISSAUGA, ONTARIO, CANADA, L5N 6S9

(Address of principal executive offices, including zip code)

(905) 824-5306 [ EXT. 201]

(Registrant's telephone number, including area code)

2283 ARGENTIA SQUARE, UNIT #8

MISSISSAUGA, ONTARIO, CANADA, L5N 5Z2

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement

Effective August 10, 2007, the registrant terminated the Standby Equity Distribution Agreement(“SEDA”) dated July 5, 2005, entered into by the registrant and Cornell Capital Partners LP(“Cornell”).

Pursuant to the terms of the SEDA, the registrant shall issued and sell to Cornell from time to time, and Cornell shall purchase from the registrant up to $35 million of the registrant’s common stock.

The registrant has been informed that Cornell is no longer in business.  In any case, if registrant were to issue and sell to Cornell $35 million of its stock, Cornell would control the registrant by virtue of its ownership in excess of  50% of registrant’s stock.

There is no early termination penalty incurred in terminating the agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nitar Tech Corp.

(Registrant)

Dated: August 10, 2007

By:  /s/ Luiz O. Brasil

Luiz O. Brasil

President